                                                                   EXHIBIT 3.14C






                               OPERATING AGREEMENT

                                       OF

                   DIGITAL TELEVISION SERVICES OF INDIANA, LLC
                       a Georgia limited liability company

                               OPERATING AGREEMENT
                                       OF
                   DIGITAL TELEVISION SERVICES OF INDIANA, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

         THIS OPERATING AGREEMENT is made and entered into as of October 7, 1997, (the "Effective Time") by DTS Management, LLC, a Georgia limited liability company ("Management") the sole Member. Unless otherwise indicated, capitalized words and phrases in this Operating Agreement (the "Agreement") shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit B.

                                    RECITALS

         A. On February 7, 1997, Management organized Digital Television Services of Alabama, LLC, a Georgia limited liability company (the "LLC") for the purpose of effectuating the acquisition of a National Rural
Telecommunications Cooperative ("NRTC") System located in the State of Alabama (the "Alabama Acquisition").

         B. The Alabama Acquisition was not consummated, the LLC had no assets or liabilities, was not a signatory to any agreements or other documents, and did not engage in any business through the date hereof.

         C. Management executed that certain term sheet for the purpose of agreeing to the purchase of NRTC System No. 0020 from Satellite Television Services, Inc., an Indiana corporation (the "Seller") (the "Term Sheet").

         D. The Term Sheet was executed by Digital Television Services, LLC on behalf of itself and/or any direct or indirect subsidiary thereof in contemplation of the creation of a subsidiary of Management having the specific purpose of entering into, delivering, and performing an acquisition agreement for the purpose of acquiring and holding the assets purchased as contemplated by the Term Sheet.

         E. As of October 2, 1997, the board of managers of Management took several actions including with respect to the approval of the Term Sheet.

         F. Articles of Amendment to Articles of Organization of Digital Television Services of Alabama, LLC were executed and filed to change the name of the LLC to Digital Television Services of Indiana, LLC.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                    FORMATION

         SECTION 1.1. FORMATION.

         The LLC was formed on February 7, 1997 upon the filing by the Secretary of State of Georgia of the LLC's Articles of Organization. The name of the LLC was changed to Digital Television Services of Indiana, LLC upon the filing of Articles of Amendment to Articles of Organization of the LLC.

         The rights and obligations of the Member and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law.

         SECTION 1.2. NAME. The name of the LLC shall be as set forth in the Articles of Amendment to Articles of Organization attached hereto as Exhibit A.

         SECTION 1.3. PURPOSES. The purposes of the LLC shall be (i) to perform the obligations under the Purchase Agreement, (ii) to own and operate the Business, (iii) to further develop the Business in such areas and under such terms as provided in the NRTC Agreements, (iv) to manage, maintain, repair, dispose of and otherwise deal with the Business within such service area, (v) to mortgage or otherwise encumber all or any part of the assets of the Business,
(vi) to engage in other businesses ancillary to the Business as encompassed in the NRTC Agreements, and (vii) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement and in the Act. Nothing in this Agreement shall prohibit any Member from engaging in any business, investment or other activity in any service area even if such business, investment or activity is competitive with the Business.

         SECTION 1.4. REGISTERED AGENT; REGISTERED OFFICE. The LLC's registered agent shall be Douglas S. Holladay, Jr. and the LLC's registered office shall be 880 Holcomb Bridge Rd., Bldg. C-200, Roswell, GA 30076. The LLC's registered agent or registered office may be changed as provided in Act Section 14-11-209, or successor provision.

         SECTION 1.5. COMMENCEMENT AND TERM. The term of the LLC commenced at the Effective Time. The term of the LLC shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement. Except as otherwise provided herein, the LLC shall have perpetual existence.

         SECTION 1.6. TAX CLASSIFICATION; REQUIREMENT OF SEPARATE BOOKS AND RECORDS AND SEGREGATION OF ASSETS AND LIABILITIES. The parties acknowledge that because the LLC will have a single Member pursuant to Treasury Regulations
Section 301.7701-3, the LLC shall be disregarded as an entity separate from its owner for federal income tax purposes until the effective date of any election it may make (but only as may be permitted under the Parent LLC Agreement) to change its classification for federal income tax purposes to that of a corporation by filing IRS Form 8832, Entity Classification Election or until the LLC has more than one Member in which case it would be treated as a partnership for federal income tax purposes (provided that the LLC has not elected on Form 8832 to be treated as a corporation). In all events, however, the LLC shall keep books and records separate from those of its Member and shall at all times segregate and account for all of its assets and liabilities separately from those of its sole Member.

         SECTION 1.7. TITLE TO ASSETS; TRANSACTIONS. The LLC shall keep title to all of its assets in its own name and not in the name of its Member. The LLC shall enter into and engage in all transactions in its own name and not in the name of its Member. In furtherance thereof, the LLC shall evidence its execution of instruments as follows:

                                Digital Television Services of Indiana, LLC,
                                a Georgia limited liability company
                                By:  DTS Management, LLC,
                                     a Georgia limited liability company
                                Its: Member
                                       By:__________________________________
                                       Title:_________________________________


                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         SECTION 2.1. CAPITAL CONTRIBUTIONS. As of the date hereof, the Member has made Capital Contributions to the LLC on the dates and equal to the amounts reflected in the books and records of the LLC. The Member shall make additional Capital Contributions in such form and at such time as the Member shall determine in its sole and absolute discretion; provided, however, that any such additional Capital Contributions shall be evidenced in writing and recorded in the books and records of the LLC.

         SECTION 2.2. LIABILITY OF MEMBERS. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC.


                                   ARTICLE III

                                  DISTRIBUTIONS

         SECTION 3.1. DISTRIBUTIONS. Subject only to (i) the laws of fraudulent conveyance of the State of Georgia, (ii) any and all restrictions in the Parent LLC Agreement, and (iii) any and all other contractual restrictions agreed to by the LLC or its Member in writing, the Member shall have authority to cause the LLC to distribute cash or property to the Member, in such amounts, at such times and as of such record dates as the Member shall determine.

                                   ARTICLE IV

                                   MANAGEMENT

         SECTION 4.1. MANAGEMENT. The LLC shall be managed by its Member, who shall have complete authority and exclusive control over the business and affairs of the LLC.

         SECTION 4.2. LIMITATION OF LIABILITY; INDEMNIFICATION. Notwithstanding any other provision to the contrary contained in this Agreement, no manager, member, or member of the board of managers of the Member shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any member or assignee of a member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such manager, member, or member of the board of managers of the Member, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the manager, member, or member of the board of managers of the Member knew at the time of the acts or omissions were clearly in conflict with the interest of the LLC, or (ii) any transaction from which the manager, member, or member of the board of managers of the Member derived an improper personal benefit, (iii) a willful breach of this Agreement, or (iv) gross negligence, recklessness, willful misconduct, or knowing violation of law. Without limiting the foregoing, no manager, member, or member of the board of managers of the Member shall in any event be liable for
(A) the failure to take any action not specifically required to be taken by the manager, member or member of the board of managers of the Member under the terms of this Agreement, (B) any action or omission taken or suffered by any other manager, member or member of the board of managers of the Member, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed in good faith by such manager, member or member of the board of managers of the Member. The provisions regarding the indemnification of certain Persons are set forth in the Indemnification Exhibit attached hereto as Exhibit C.


                                    ARTICLE V

                              TRANSFER OF INTERESTS

         SECTION 5.1. TRANSFER OF INTERESTS. Subject to the Parent LLC Agreement, the Member may transfer its Interest at such time, in such amount and pursuant to such terms, in whole or in part, as the Member shall in its sole discretion determine.


                                   ARTICLE VI

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 6.1. DISSOLUTION TRIGGERS. The LLC shall dissolve only upon the first to occur of any of the following events:

         (a) Upon the delivery for filing with the Secretary of State of a Statement of Commencement of Winding Up of the LLC pursuant to Act Section 14-11-606.

         (b) The entry of a decree of judicial dissolution under Act Section 14-11-603(a).

         SECTION 6.2. WINDING UP. Pursuant to Act Section 14-11-604, upon dissolution of the LLC the Member shall wind up the LLC's affairs.

         SECTION 6.3. LIQUIDATING DISTRIBUTIONS. Following the dissolution of the LLC, the assets of the LLC shall be applied to satisfy claims of creditors and distributed to the Member in liquidation as provided in the Act by the Persons charged with winding up the affairs of the LLC.


                                   ARTICLE VII

                                BOOKS AND RECORDS

         SECTION 7.1. BOOKS AND RECORDS. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC and which shall enable the LLC to comply with the requirement under Section 1.6 above that it segregate and account for its assets and liabilities separately from those of the Member. The LLC shall prepare financial statements at least annually, which shall include at least a balance sheet and income statement prepared in accordance with GAAP, which financial statements need not be audited, except in connection with any audit that the Member or the LLC's ultimate parent entity may obtain.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members, and their successors, transferees, and assigns.

         SECTION 8.2. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement.

         SECTION 8.3. ENTIRE AGREEMENT; NO ORAL OPERATING AGREEMENTS. This Agreement constitutes the entire agreement with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral operating agreements.

         SECTION 8.4. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 8.5. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 8.6. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 8.7. GOVERNING LAW; CONSENT TO JURISDICTION. The laws of the State of Georgia shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of its managers, Members, and other owners. The Members hereby irrevocably consent to the personal jurisdiction of the courts of the State of Georgia with respect to matters arising out of or related to the enforcement of the provisions of this Agreement.

         SECTION 8.8. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the LLC and/or any other Member by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 8.9. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.

         SECTION 8.10. EXHIBITS. The Exhibits to this Agreement, each of which are incorporated by reference, are:

         EXHIBIT A: Articles of Organization.
         EXHIBIT B: Glossary of Terms.
         EXHIBIT C: Indemnification Exhibit.

         IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution page, to be effective as of the date described in Article I.

                                 EXECUTION PAGE
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                  DIGITAL TELEVISION SERVICES OF INDIANA, LLC,
                       a Georgia limited liability company


MEMBER:


                                DTS MANAGEMENT, LLC,
                                a Georgia limited liability company

                                            By:    ___________________________
                                            Name:  Douglas S. Holladay, Jr.
                                            Title: President